As filed with the Securities and Exchange Commission on June 23, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
CISCO SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	77-0059951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
170 West Tasman Drive
San Jose, California 95134-1706
(Address of Principal Executive Offices) (Zip Code)

Restricted stock units granted under the WhipTail Technologies, Inc. 2013 Equity Incentive Plan, and assumed by the Registrant
(Full Title of the Plan)
______________________

John T. Chambers
Chairman and Chief Executive Officer
Cisco Systems, Inc.
300 East Tasman Drive
San Jose, California 95134-1706
(Name and Address of Agent For Service)
(408) 526-4000
(Telephone Number, including area code, of agent for service)
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
In respect of assumed restricted stock units: Common Stock, $0.001 par value per share (2)	65,389 (2)	$24.58 (3)	$1,607,261.62 (3)	$207.02 (3)

(1)
This Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)
Represents shares subject to issuance in connection with restricted stock units outstanding under the WhipTail Technologies, Inc. 2013 Equity Incentive Plan (“Plan”), and assumed by the Registrant on October 28, 2013 pursuant to an Agreement and Plan of Merger by and among the Registrant, Wyoming Acquisition Corp., WhipTail Technologies, Inc., and the Stockholders’ Agent, dated as of September 9, 2013 (the “Merger Agreement”). Shares available for issuance under assumed Plan awards were previously registered on a registration statements on Form S-8 filed with the Securities and Exchange Commission on November 1, 2013 (Registration No. 333-192055).

(3)
Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's common stock as reported on The NASDAQ Global Select Market on June 19, 2014.

STATEMENT PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register additional shares for issuance under the WhipTail Technologies, Inc. 2013 Equity Incentive Plan, assumed by the Registrant on October 28, 2013 pursuant to the Merger Agreement. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the registration statement on Form S-8 (Registration No. 333-192055), filed with the Securities and Exchange Commission on November 1, 2013, are incorporated herein by reference, except for Part II, Item 8 - Exhibits.

Item 8.	Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 23, 2014.

Cisco Systems, Inc.

By:	/s/ John T. Chambers
John T. Chambers
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John T. Chambers, Frank A. Calderoni and Mark Chandler, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Chambers	Chairman and Chief Executive Officer	June 23, 2014
John T. Chambers	(Principal Executive Officer)

/s/ Frank A. Calderoni	Executive Vice President and Chief Financial Officer	June 23, 2014
Frank A. Calderoni	(Principal Financial Officer)

/s/ Prat S. Bhatt	Senior Vice President, Corporate Controller and Chief Accounting Officer	June 23, 2014
Prat S. Bhatt	(Principal Accounting Officer)

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Signature	Title	Date
/s/ Carol A. Bartz	Lead Independent Director	June 23, 2014
Carol A. Bartz

Director
Marc Benioff

/s/ Gregory Q. Brown	Director	June 23, 2014
Gregory Q. Brown

/s/ M. Michele Burns	Director	June 23, 2014
M. Michele Burns

/s/ Michael D. Capellas	Director	June 23, 2014
Michael D. Capellas

/s/ Brian L. Halla	Director	June 23, 2014
Brian L. Halla

Director
Dr. John L. Hennessy

Director
Dr. Kristina M. Johnson

/s/ Roderick C. McGeary	Director	June 23, 2014
Roderick C. McGeary

Director
Arun Sarin

/s/ Steven M. West	Director	June 23, 2014
Steven M. West

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EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect.	S-3	333-56004	4.1	February 21, 2001

4.2	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.	8-K	000-18225	3.1	October 4, 2012

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP. (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II‑1 of this Registration Statement).					X

99.1	WhipTail Technologies, Inc. 2013 Equity Incentive Plan.	S-8	333-192055	99.3	November 1, 2013

99.2	Forms of Cisco Systems, Inc. Restricted Stock Unit Assumption Agreement.	S-8	333-192055	99.5	November 1, 2013

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